Exhibit 23.2

April 26, 2016

China Nepstar Chain Drugstore Ltd.

25F, Neptunus Yinhe Keji Building

No.1, Kejizhong 3rd Road

Nanshan District, Shenzhen

Guangdong Province 518057

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name and inclusion of the summary and quotation of our opinion under the headings “ITEM 1A. RISK FACTORS” and “ITEM 4. INFORMATION ON THE COMPANY” in China Nepstar Chain Drugstore Ltd.’s Annual Report on Form 20-F for the fiscal year ended December 31, 2015 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2016. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Beijing Kang Da Law Firm

Beijing Kang Da Law Firm